                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549


                             --------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) June 18, 1999
                                                         -------------

                           SEPTIMA ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------

         Colorado                     33-25126-D            85-0368333
         --------                     ----------            ----------
(State or Other Jurisdiction         (Commission          (IRS Employer
     of Incorporation)               File Number       Identification No.)

        600 Central Ave. SW, 3rd Floor, Albuquerque, New Mexico  87102
      ------------------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code (505) 244-0088
                                                          --------------

                                      N/A
           ---------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                            Exhibit Index on Page 3

                                       1
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Item 1.  Changes in Control of Registrant
         ---------------------------------------------

     In an agreement Dated October 22, 1998 Cottonbloom Inc. in exchange for $1.00 sold 4,916,876 shares of Septima Enterprises Inc. Common Stock to Richard
A. Urrea. Cottonbloom Inc. originally controlled 5,216,876 and retained 300,000 shares of the Common Stock of Septima Enterprises Inc. In this transaction Mr. Urrea represented a group of individuals to whom the shares were distributed. Below is a table of all owners who hold more than five percent of registrant's common stock.

(a) Security ownership of Certain Beneficial Owners
Richard A. Urrea                        600 Alcalde SE #4D, ABQ NM 87104   1,166,876  13%  Common

Matthew Urrea                           2213 Matthew NW, ABQ, NM 87104     1,000,000  11%  Common

Daniel Urrea                            3009 Charleston NE, ABQ, NM 87110  1,000,000  11%  Common

Francisco Urrea Jr.                     3009 Charleston NE, ABQ NM 87110     750,000   8%  Common

(b) Security ownership of Management

Richard A. Urrea                        600 Alcalde SE #4D, ABQ NM 87104   1,166,876  13%  Common

/c/ Changes in Control

     There are no known arrangements, the operations of which may at a subsequent date result in a change of control of the registrant.

Item 1.  Exhibit

     (c) Exhibit

     Exhibit Number    Exhibit                                 Page
                       --------------------------------------  ----
          16.1         Agreement between Richard A. Urrea and     4
                       Cottonbloom Inc.




                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SEPTIMA ENTERPRISES, INC.

Date: June 18, 1999        By: /s/ Richard A. Urrea
                               -------------------------------------
                               Richard A. Urrea, President and CEO

                                       3